EXHIBIT 99.1

News

Media Contact
Robert Grupp
610-738-6402
rgrupp@cephalon.com

Investor Contact
Chip Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Reports Continued Strong Growth in Second Quarter

Earnings Exceed Top End of Guidance;

Company Introduces Third Quarter Sales and Earnings Guidance;

Diversification of Company Continues with Recent Transactions

Frazer, PA – August 2, 2005 – Cephalon, Inc. [Nasdaq: CEPH]  today reported second quarter 2005 revenue of $286.0 million, a 19 percent increase over the second quarter of 2004.  Diluted loss per share for the second quarter 2005 was $4.29.  Excluding intangible amortization expense and acquired in-process research and development charges of $290.1 million from the Salmedix acquisition and Alkermes transaction, diluted adjusted income per share was $0.69, a 53 percent increase over the comparable figure of $0.45  in the second quarter of 2004.

Sales totaled $272.6 million, compared with second quarter 2004 sales of $235.0 million, a 16 percent increase.  Sales of PROVIGIL® (modafinil) Tablets [C-IV] were $129.9 million, a 26 percent increase; sales of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] were $91.8 million, a 7 percent increase; and sales of GABITRIL® (tigabine hydrochloride) Tablets were $15.7 million, a 36 percent decrease. Sales of other products increased 61 percent to $35.2 million, primarily as a result of recent acquisitions.

The company announced several important transactions during the quarter.  In June, Cephalon acquired Salmedix, providing it with TREANDA™ (bendamustine hydrochloride), an oncology product in late-stage clinical development for treating non-Hodgkin’s lymphoma.  Also in June, Cephalon signed an agreement with Alkermes, Inc. to commercialize VIVITREX® (naltrexone long-acting injection), a product candidate for the treatment of alcohol dependence.  Finally, the company acquired TRISENOX®  (arsenic trioxide) injection, a marketed product that accelerates the company’s entry into the oncology market.

—more—

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

“There have been few quarters in Cephalon’s history that have been as transforming as this past quarter,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “We are creating an outstanding portfolio of late stage clinical opportunities.  The addition of TREANDA, TRISENOX, and VIVITREX to a pipeline that already includes ATTENACE for ADHD, NUVIGIL™ for wakefulness, ORAVESCENT® fentanyl for breakthrough pain, and GABITRIL for generalized anxiety disorder sets the stage for continued strong growth of Cephalon.”

Cephalon is reiterating its guidance for 2005 sales of $1.2-1.25 billion, which includes: PROVIGIL sales of $550-600 million, ACTIQ sales of $390-420 million, GABITRIL sales of $80-90 million and other sales of $140-155 million.  As a consequence of the Salmedix transaction, Cephalon’s 2005 guidance for diluted adjusted income per share is being reduced by $0.10 to $2.70-2.85.

Cephalon is introducing third quarter 2005 guidance for sales of $310-320 million and diluted adjusted income per common share of $0.65-0.70.

Cephalon’s management will discuss the company’s second quarter 2005 performance in a conference call with investors beginning at 5 p.m. (EDT) on Tuesday, August 2, 2005.  To participate in the conference call, dial 913-981-5543 and refer to conference code number 9743669. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Relations,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. Cephalon currently employs approximately 2,300 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France and other European offices are located in Guildford, England, and Martinsried, Germany.

The company currently markets four proprietary products in the United States: PROVIGIL, GABITRIL, ACTIQ and TRISENOX, and more than 20 products internationally. Full prescribing information for all U.S. products is available at www.cephalon.com or by calling 1-800-896-5855 (PROVIGIL, GABITRIL, and ACTIQ) or 1-800-715-0944 (TRISENOX).

* * *

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, including TREANDA, VIVITREX and GABITRIL for generalized anxiety disorder (GAD), interpretation of clinical results, prospects for regulatory approval of our product candidates, including TREANDA, VIVITREX, ATTENACE, NUVIGIL, ORAVESCENT fentanyl and GABITRIL for GAD, manufacturing development and capabilities, market prospects for our products, including our ability to attain continued strong growth in the future,  yearly and quarterly sales and diluted adjusted income per common share guidance for 2005, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risk factors and other uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include amounts that are considered “non-GAAP financial measures” under SEC rules, such as “Net income (loss), as adjusted,” “Basic income (loss) per common share, as adjusted,” “Diluted income (loss) per common share, as adjusted,” (also referred to as “Diluted adjusted income per share”) and guidance for “Diluted adjusted income per common share.” As required, we have provided reconciliations of these measures in the financial results attached to this press release. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

Cephalon, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in Thousands, Except per Share)

(Unaudited)

	Three Months Ended				Three Months Ended
	June 30, 2005				June 30, 2004
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”

Revenues:
Sales	$272,608			$272,608	$234,990			$234,990
Other revenues	13,363			13,363	4,487			4,487
	285,971	—		285,971	239,477	—		239,477
Costs and Expenses:
Cost of sales	35,350			35,350	29,840			29,840
Research and development	82,891			82,891	74,043			74,043
Selling, general and administrative	101,422			101,422	85,202			85,202
Depreciation and amortization	20,155	(13,397	)(1)	6,758	11,646	(8,394	)(1)	3,252
Impairment charge on investment in MDS Proteomics Inc.	—			—	30,071	(30,071	)(4)	—
Acquired in-process research and development	290,115	(290,115	)(2)	—	—			—
	529,933	(303,512)		226,421	230,802	(38,465)		192,337

Income (Loss) from operations	(243,962)	303,512		59,550	8,675	38,465		47,140

Other Income and Expense:
Interest income	7,453			7,453	3,589			3,589
Interest expense	(6,266)			(6,266)	(5,822)			(5,822)
Other income (expense), net	686			686	(1,336)			(1,336)
	1,873	—		1,873	(3,569)	—		(3,569)

Income (Loss) before income taxes	(242,089)	303,512		61,423	5,106	38,465		43,571

Income tax expense	(6,943)	(12,461	)(3)	(19,404)	(13,489)	(2,830	)(3)	(16,319)

Net Income (Loss)	$(249,032)	$291,051		$42,019	$(8,383)	$35,635		$27,252

Basic income (loss) per common share *	$(4.29)			$0.72	$(0.15)			$0.48

Diluted income (loss) per common share *	$(4.29)			$0.69	$(0.15)			$0.45

Weighted average number of common shares outstanding	58,046			58,046	56,110			56,110

Weighted average number of common shares outstanding-assuming dilution	58,046			64,986	56,110			64,677

* Prior period EPS shown reflects the adoption of guidance from EITF 04-8.

Cephalon, Inc. and Subsidiaries

Notes to Reconciliation of GAAP Net Loss to “Adjusted” Net Income

Three Months Ended June 30, 2005 and June 30, 2004

(1)          To exclude the ongoing amortization of acquired intangible assets including technology, trademark and marketing rights acquired from Group Lafon and CIMA LABS INC., Gabitril marketing rights, Actiq marketing rights, and product marketing rights acquired in conjunction with our Novartis collaboration.

(2)          To exclude in-process research and development charges related to the acquisition of Salmedix ($130.1 million) and Vivitrex ($160.0 million).

(3)          To reflect the tax effect of adjustments at the applicable tax rates.

(4)          To exclude the impairment charge for the write-off of our investment in MDS Proteomics, Inc. for which no corresponding tax benefit was recorded.

Cephalon, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in Thousands, Except per Share)

(Unaudited)

	Six Months Ended				Six Months Ended
	June 30, 2005				June 30, 2004
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”

Revenues:
Sales	$539,217			$539,217	$445,381			$445,381
Other revenues	26,735			26,735	9,078			9,078
	565,952	—		565,952	454,459	—		454,459
Costs and Expenses:
Cost of sales	76,464			76,464	55,817			55,817
Research and development	163,657			163,657	130,525			130,525
Selling, general and administrative	199,651			199,651	167,704	4,214	(4)	171,918
Depreciation and amortization	38,805	(26,727	)(1)	12,078	23,143	(16,754	)(1)	6,389
Impairment charge on investment in MDS Proteomics Inc.	—			—	30,071	(30,071	)(5)	—
Acquired in-process research and development	290,115	(290,115	)(2)	—	—			—
	768,692	(316,842)		451,850	407,260	(42,611)		364,649

Income (Loss) from operations	(202,740)	316,842		114,102	47,199	42,611		89,810

Other Income and Expense:
Interest income	12,312			12,312	6,835			6,835
Interest expense	(11,817)			(11,817)	(11,712)			(11,712)
Charge on early extinguishment of debt	—			—	(961)	961	(6)	—
Other income (expense), net	2,021			2,021	(1,802)			(1,802)
	2,516	—		2,516	(7,640)	961		(6,679)

Income (Loss) before income taxes	(200,224)	316,842		116,618	39,559	43,572		83,131

Income tax expense	(22,146)	(16,173	)(3)	(38,319)	(26,231)	(4,898	)(3)	(31,129)

Net Income (Loss)	$(222,370)	$300,669		$78,299	$13,328	$38,674		$52,002

Basic income (loss) per common share *	$(3.83)			$1.35	$0.24			$0.92

Diluted income (loss) per common share *	$(3.83)			$1.28	$0.23			$0.86

Weighted average number of common shares outstanding	58,020			58,020	56,007			56,007

Weighted average number of common shares outstanding-assuming dilution	58,020			65,012	57,228			64,636

* Prior period EPS shown reflects the adoption of guidance from EITF 04-8.

Cephalon, Inc. and Subsidiaries

Notes to Reconciliation of GAAP Net Income (Loss) to “Adjusted” Net Income

Six Months Ended June 30, 2005 and June 30, 2004

(1)          To exclude the ongoing amortization of acquired intangible assets including technology, trademark and marketing rights acquired from Group Lafon and CIMA LABS INC., Gabitril marketing rights, Actiq marketing rights, and product marketing rights acquired in conjunction with our Novartis collaboration.

(2)          To exclude in-process research and development charges related to the acquisition of Salmedix ($130.1 million) and Vivitrex ($160.0 million).

(3)          To reflect the tax effect of adjustments at the applicable tax rates.

(4)          To exclude the gain resulting from the cancellation of postretirement health care benefits for current employees at Cephalon France.

(5)          To exclude the impairment charge for the write-off of our investment in MDS Proteomics, Inc. for which no corresponding tax benefit was recorded.

(6)          To exclude the charge on early extinguishment of debt in 2004 related to the repurchase of $10 million of our 3.875% Convertible Subordinated Notes in March 2004.

Cephalon, Inc. and Subsidiaries

Consolidated Sales Detail

(Amounts in Thousands)

(Unaudited)

	Three Months Ended						%
	June 30,						Increase
	2005			2004			(Decrease)
	US	Europe	Total	US	Europe	Total	US	Europe	Total
Sales:
Provigil	$119,993	$9,925	$129,918	$95,509	$7,252	$102,761	26%	37%	26%
Actiq	87,752	4,088	91,840	83,718	1,912	85,630	5%	114%	7%
Gabitril	14,144	1,540	15,684	23,292	1,405	24,697	(39)%	10%	(36)%
Other	11,550	23,616	35,166	—	21,902	21,902	—	8%	61%

	$233,439	$39,169	$272,608	$202,519	$32,471	$234,990	15%	21%	16%

	Six Months Ended						%
	June 30,						Increase
	2005			2004			(Decrease)
	US	Europe	Total	US	Europe	Total	US	Europe	Total
Sales:
Provigil	$212,142	$17,906	$230,048	$183,440	$13,874	$197,314	16%	29%	17%
Actiq	186,620	7,145	193,765	152,377	3,409	155,786	22%	110%	24%
Gabitril	38,845	3,229	42,074	44,326	3,082	47,408	(12)%	5%	(11)%
Other	20,744	52,586	73,330	—	44,873	44,873	—	17%	63%

	$458,351	$80,866	$539,217	$380,143	$65,238	$445,381	21%	24%	21%

Cephalon, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in Thousands)

(Unaudited)

	June 30,	* December 31,
	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$1,030,332	$574,244
Investments	207,196	217,432
Receivables, net	153,868	208,225
Inventory, net	109,981	86,629
Deferred tax asset	50,854	47,118
Other current assets	48,787	39,915
Total current assets	1,601,018	1,173,563

Property and equipment, net	264,397	244,834
Goodwill	369,534	372,534
Other intangible assets, net	412,954	449,402
Debt issuance costs, net	45,133	25,401
Deferred tax asset, net	275,251	163,620
Other assets	23,724	22,549
	$2,992,011	$2,451,903

CURRENT LIABILITIES:
Current portion of long-term debt	$4,299	$5,114
Accounts payable	58,659	52,488
Accrued expenses	181,652	169,568
Current portion of deferred revenues	816	868
Total current liabilities	245,426	228,038

Long-term debt	2,081,092	1,284,410
Deferred revenues	902	1,769
Deferred tax liabilities	90,689	94,100
Other liabilities	15,420	13,542
Total liabilities	2,433,529	1,621,859

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	581	580
Additional paid-in capital	1,150,847	1,172,499
Treasury stock, at cost	(14,892)	(14,860)
Accumulated deficit	(617,488)	(395,118)
Accumulated other comprehensive income	39,434	66,943
Total stockholders’ equity	558,482	830,044
	$2,992,011	$2,451,903

* Certain reclassifications of prior period amounts have been made to conform with the current year presentation.

Cephalon, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in Thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(222,370)	$13,328
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense	8,399	4,255
Tax benefit from exercise of stock options	733	2,999
Depreciation and amortization	47,612	24,760
Amortization of debt issuance costs	5,633	4,379
Stock-based compensation expense	5,087	2,495
Non-cash charge on early extinguishment of debt	—	961
Pension curtailment	—	(4,214)
Loss on disposals of property and equipment	658	430
Impairment charge	—	30,071
Acquired in-process research and development	130,115	—
Increase (decrease) in cash due to changes in assets and liabilities, net of effect from acquisition:
Receivables	48,539	(12,469)
Inventory	(28,580)	(5,541)
Other assets	(16,540)	5,037
Accounts payable, accrued expenses and deferred revenues	17,291	13,419
Other liabilities	(1,439)	1,449

Net cash (used for) provided by operating activities	(4,862)	81,359

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(45,837)	(18,850)
Acquisition of Salmedix, net of cash acquired	(130,733)	—
Acquisition of intangible assets	—	(261)
Sales and (purchases) of investments, net	9,614	(124,786)

Net cash used for investing activities	(166,956)	(143,897)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	1,866	8,366
Acquisition of treasury stock	(32)	(14)
Payments on and retirements of long-term debt	(1,687)	(13,205)
Net proceeds from issuance of convertible subordinated notes	776,000	—
Proceeds from sale of warrants	194,047	—
Purchase of convertible hedge	(339,052)	—

Net cash provided by (used for) financing activities	631,142	(4,853)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,236)	(2,314)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	456,088	(69,705)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	574,244	1,115,699

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,030,332	$1,045,994

Cephalon, Inc. and Subsidiaries

Reconciliation of Projected GAAP Diluted Earnings (Loss) per Share

to Diluted Adjusted Earnings Per Share Guidance

(Unaudited)

	Three Months	Twelve Months
	Ended	Ended
	September 30,	December 31,
	2005	2005

Projected GAAP diluted earnings (loss) per share	$0.53 - $0.58	$(2.37) - $(2.52)

Amortization of current intangibles	$0.22	$0.89
In-process research and development	—	$4.82
Net gain on extinguishment of debt and interest rate swap	$(0.04)	$(0.04)
Tax benefit on adjustments	$(0.06)	$(0.45)

Diluted adjusted earnings per share guidance	$0.65 - $0.70	$2.70 - $2.85